                                                                     EXHIBIT 1.1


                             UNDERWRITING AGREEMENT

                                 May ___, 1998



CRUTTENDEN ROTH INCORPORATED
LAIDLAW GLOBAL SECURITIES, INC.
         As Representative of the Several Underwriters named on Schedule "A" hereto
c/o Cruttenden Roth Incorporated
18301 Von Karman, Suite 100
Irvine, California 92715

         Re:     American Aircarriers Support, Incorporated

Ladies and Gentlemen:

         American Aircarriers Support, Incorporated, a Delaware corporation (the "Company"), addresses you collectively as the Representative of each of the persons, firms and corporations listed on Schedule "A" attached hereto (herein collectively called the "Underwriters") and hereby confirms its agreement with the several Underwriters as follows:

         1. DESCRIPTION OF SHARES. The Company proposes to issue and sell two million (2,000,000) shares of its authorized and unissued Common Stock, $0.001 par value per share (the "Firm Shares"), to the several Underwriters. The Company also proposes to grant to the Underwriters an option to purchase up to three hundred thousand (300,000) additional shares of the Company's Common Stock, $0.001 par value per share (the "Option Shares"), as provided in Section 7 hereof. In addition, the Company proposes to sell to you, individually and not in your capacity as Representative, five (5) year warrants exercisable commencing one (1) year from the effective date of the Company's Registration Statement (as hereinafter defined) (the "Representative's Warrants") to purchase up to two hundred thousand (200,000) shares of Common Stock, $0.001 par value per share, of the Company (the "Representative's Warrant Stock"), which sale will be consummated in accordance with the terms and conditions of the Representative's Warrant Agreement (the "Representative's Warrant Agreement"), the form of which is filed as an exhibit to the Registration Statement. As used in this Underwriting Agreement (the "Agreement"), the term "Shares" shall include the Firm Shares and the Option Shares. All shares of Common Stock, $.001 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby, including the sale of the Shares, are hereinafter referred to as the "Common Stock". Unless the context otherwise requires, references herein to the "Company" include American Aircarriers Support, Incorporated, a Delaware corporation, together with its subsidiaries described in the Prospectus, if any, and includes American Aircarriers Support, Incorporated, a South Carolina corporation, the predecessor thereto.

         2.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY.

             The Company represents and warrants to and agrees with each Underwriter that:

             (a) The Registration Statement on Form SB-2 (File No. 333-48497) with respect to the Shares, the Representative's Warrants and the Representative's Warrant Stock, including a prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the applicable rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") under the 1933 Act and have been filed with the Commission; such amendments to the Registration Statement and such amended prospectuses subject to completion as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to the Registration Statement and such amended prospectuses subject to completion as may hereafter be required. Copies of the Registration Statement and all amendments and of each related prospectus subject to completion (collectively, the "Preliminary Prospectuses") have been delivered to you.

                 If the Registration Statement relating to the Shares has been declared effective under the 1933 Act by the Commission, the Company will prepare and promptly file with the Commission the information previously omitted from the Registration Statement, as applicable, pursuant to Rule 430A(a) of the Rules and Regulations pursuant to subparagraph (1) or (4) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to the Registration Statement (including a final form of prospectus). If the Registration Statement relating to the Shares has not been declared effective under the 1933 Act by the Commission, the Company will prepare and promptly file amendments to the Registration Statement, including a final form of prospectus, as applicable. The term "Registration Statement" as used in this Agreement shall mean such registration statement, including financial statements (and the notes thereto), and all schedules and exhibits thereto, in the form in which it became or becomes, as the case may be, effective (including, if the Company omitted information from the registration statement pursuant to Rule 430A(a) of the Rules and Regulations, the information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Rules and Regulations) and, in the event of any amendment thereto after the effective date of such registration statement, shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares as included in the Registration Statement at the time it becomes effective (including, if the Company omitted information from the Registration Statement pursuant to Rule 430A(a) of the Rules and Regulations, the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A(b) of the Rules and Regulations), except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares that differs from the prospectus on file with the Commission at the time the Registration Statement became or becomes, as the case may be, effective (whether or not such revised prospectus is required to be filed with the Commission pursuant to Rule 424(b)(3) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use.

             (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or instituted proceedings for that purpose, and each such Preliminary Prospectus, at the time of the filing thereof, has conformed in all material respects to the requirements of the 1933 Act and the Rules and Regulations, and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date (as hereinafter defined) and on any later date on which Option Shares are to be purchased, (i) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained and will contain all material information required to be included therein by the 1933 Act and the Rules and Regulations and will in all material respects conform to the requirements of the 1933 Act and the Rules and Regulations, (ii) the Registration Statement, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties contained in this subparagraph (b) shall apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by such Underwriter specifically for use in the preparation thereof.

             (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full power and authority (corporate and otherwise) to own, lease and operate its properties and conduct its business as described in the Prospectus; the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company taken as a whole; no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; the Company is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from all state, federal and other regulatory authorities that are material to the conduct of its business, all of which are valid and in full force and effect; the Company is not in material violation of its Certificate of Incorporation or Bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness, or in any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or partnership agreement, or any other agreement or instrument to which the Company is a party or by which it or its properties or assets may be bound; and the Company is not in material violation of any known law, order, rule, regulation, writ, injunction, judgment or decree of any court, government, or regulatory or governmental agency or body, domestic or foreign, having jurisdiction over the Company or over its properties, assets or operations. The Prospectus accurately describes any corporation, company, partnership, association or other entity owned or controlled, directly or indirectly, by the Company.

             (d) The Company has full legal right, power and authority to enter into this Agreement and the Representative's Warrant Agreement and to perform the transactions contemplated hereby and thereby. Each of this Agreement and the Representative's Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as rights to indemnification under this Agreement or the Representative's Warrant Agreement may be limited by applicable law and except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or rules relating to or affecting creditors' rights generally or by general equitable principles; the performance of this Agreement and the Representative's Warrant Agreement and the consummation of the transactions herein or therein contemplated will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or partnership agreement, or other agreement or instrument to which the Company is a party or by which it or its properties or assets may be bound, (ii) the Certificate of Incorporation or Bylaws of the Company, or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government, or regulatory or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its properties, assets or operations. No consent, approval, authorization or order of or qualification with any court, government, or regulatory or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its properties, assets or operations is required for the execution and delivery of this Agreement or the Representative's Warrant Agreement and the consummation by the Company of the transactions herein and therein contemplated, except such as may be required under the 1933 Act or the Rules and Regulations, or under state or other securities or "blue sky" laws, rules or regulations, all of which requirements have been satisfied in all material respects.

             (e) There is not any pending or, to the best of the Company's knowledge, threatened action, suit, claim or proceeding against the Company, or any of its officers or any of its properties, assets or rights before any court, government, or regulatory or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its officers, properties or assets or otherwise that (i) is reasonably likely to result in any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company or that might materially and adversely affect its officers, properties, assets or rights, (ii) might prevent consummation of the transactions contemplated hereby, or (iii) is required to be disclosed in the Registration Statement or the Prospectus and is not so disclosed; and there are no agreements, contracts, leases or documents of the Company of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement by the 1933 Act or the Rules and Regulations or by the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the rules and regulations of the Commission thereunder that have not been accurately described in all material respects in the Registration Statement or the Prospectus or filed as exhibits to the Registration Statement.

             (f) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, rules and regulations, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the authorized and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" and conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus (and such statements correctly state the substance of the documents and instruments defining the capitalization of the Company); the Firm Shares and the Option Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right exists with respect to any of the Firm Shares or Option Shares or the issuance and sale thereof other than those that will automatically expire upon the consummation of the transactions contemplated on the Closing Date. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and the sale or transfer of the Shares except as may be required under the 1933 Act, the Rules and Regulations, or under state or other securities or "blue sky" laws, rules or regulations. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company (and the notes thereto) included in the Prospectus, the Company has no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights under the 1933 Act and the Rules and Regulations.

             (g) Cherry, Bekaert & Holland, L.L.P., which has examined the financial statements of the Company, together with the related schedules and notes thereto, as of December 31, 1996 and 1997 filed with the Commission as a part of the Registration Statement, which are included in the Prospectus, are independent accountants within the meaning of the 1933 Act and the Rules and Regulations; the audited financial statements of the Company, together with the related schedules and notes thereto, and the unaudited financial information, forming part of the Registration Statement and the Prospectus, fairly present the financial position and results of operations of the Company at the respective dates and for the respective periods to which they apply; and all audited financial statements of the Company, together with the related schedules and notes thereto, and the unaudited financial information, filed with the Commission as part of the Registration Statement, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as may be otherwise stated therein. The selected and summary financial and statistical data included in the Registration Statement presents fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules or notes are required to be included in the Registration Statement.

             (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company, (ii) any transaction that is material to the Company outside the ordinary course of business, (iii) any material obligation, direct or contingent, incurred by the Company, except obligations incurred in the ordinary course of business, (iv) any material change in the capital stock or outstanding indebtedness of the Company, (v) any dividend or distribution of any kind or nature declared, paid or made on the capital stock of the Company (other than the distributions made to the Existing Common Stockholders (as that term is defined in the Prospectus), as disclosed under "S Corporation Distributions" therein), or (vi) any loss or damage (whether or not insured) to the property or assets of the Company that has had or may have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

             (i) Except as set forth in the Registration Statement and the Prospectus, (i) the Company has good and marketable title to all properties and assets described in the Registration Statement and the Prospectus as being owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than such as would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company, and (ii) the agreements to which the Company is a party described in the Registration Statement and the Prospectus are valid agreements, enforceable by the Company, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and, to the best of the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements. Except as set forth in the Registration Statement and the Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted and as described in the Registration Statement and the Prospectus.

             (j) The Company has timely filed all federal, state, local and foreign tax returns required to be filed by it and has paid all taxes shown thereon as being due, and there is no tax deficiency that has been or, to the best of the Company's knowledge, is reasonably likely to be asserted against the Company or any of its properties or assets that might have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company, and all tax liabilities are adequately provided for on the books of the Company.

             (k) The Company maintains insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for its business, including, but not limited to, (i) insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, and (ii) product liability insurance concerning the products sold and leased by the Company and the services provided by the Company in connection therewith, all of which insurance is in full force and effect; the Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, at a cost that would not materially and adversely affect the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

             (l) To the best of Company's knowledge, no labor disturbance by the employees of the Company exists or is imminent. No collective bargaining agreement exists with any of the Company's employees and, to the best of the Company's knowledge, no such agreement is imminent.

             (m) The Company owns or possesses adequate rights to use all trade secrets, know-how, trademarks, service marks and trade names that are necessary to conduct its businesses as described in the Registration Statement and the Prospectus; the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any trade secrets, know-how, trademarks, service marks or trade names; and the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any trade secrets, know-how, trademarks, service marks or trade names that, singly or in the aggregate, in the event of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

             (n) The Common Stock is registered pursuant to Section 12(g) of the 1934 Act and is approved for quotation on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. (the "NASD") is contemplating terminating such registration or listing.

             (o) The Company has been advised concerning the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its business and affairs in such a manner as to ensure that it will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act and such rules and regulations.

             (p) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date, or any date on which Option Shares are to be purchased, as the case may be, and (ii) the completion of the distribution of the Shares, any offering material in connection with the offer and sale of the Shares other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the 1933 Act.

             (q) The Company has not at any time since its inception (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state regulatory or governmental officer or official, or any other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

             (r) The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization in violation of law or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

             (s) Each officer and director of the Company and each beneficial owner of five percent (5%) or more of the Company's Common Stock has agreed in writing that such person will not, for a period of three hundred sixty-five
(365) days following the date of the Prospectus relating to the public offering of the Shares (the "Lock-up Period"), offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of Common Stock, any options or warrants to purchase any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Securities") owned directly by such person or entity or with respect to which such person or entity has the power to dispose of as of the date of this Agreement, other than
(i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, or (ii) with the prior written consent of Cruttenden Roth Incorporated. The foregoing restriction is expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction that is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Securities. Furthermore, such person or entity will also agree and consent to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by such person or entity except in compliance with this restriction. The Company has provided to counsel for the Underwriters a complete and accurate list of all security holders of the Company and the number and type of securities held by each security holder. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the agreements pursuant to which its officers, directors and stockholders have agreed to such restrictions (the "Lock-up Agreements").

             (t) Except as set forth in the Registration Statement and the Prospectus, (i) the Company is in material compliance with all laws, rules and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") that are applicable to its business, (ii) the Company has received no notice from any regulatory or governmental authority or third party of an asserted claim under any Environmental Laws, which claim is required to be disclosed in the Registration Statement or the Prospectus, (iii) to its best knowledge, the Company is not likely to be required to make future material capital expenditures to comply with any Environmental Laws, and (iv) no property that is owned and, to the Company's knowledge, no property that is leased or occupied by the Company, has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

             (u) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for property and assets, including, without limitation, cash receipts, (iii) access to inventory and assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for property and assets is compared with existing inventory and assets at reasonable intervals and appropriate action is taken with respect to any differences.

             (v) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus.

             (w) The Representative's Warrants have been duly and validly authorized by the Company and upon delivery to you in accordance with the Representative's Warrant Agreement, will be duly issued and legal, valid and binding obligations of the Company.

             (x) The Representative's Warrant Stock has been duly authorized and reserved for issuance upon the exercise of the Representative's Warrants and, when issued upon payment of the exercise price therefor, will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

             (y) All relationships involving control persons within the meaning of the 1933 Act are accurately and fully described in the Registration Statement, and there are no relationships between the Company and any control person that are not fully described in the Registration Statement.

         3. PURCHASE, SALE AND DELIVERY OF SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_____________ per share, the respective number of Firm Shares as set forth in Schedule "A" attached hereto. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of Firm Shares set forth opposite the name of such Underwriter in Schedule "A" attached hereto (subject to adjustment as provided in Section 10 hereof).

             Delivery of definitive certificates evidencing the Firm Shares to be purchased by the Underwriters pursuant to this Section 3 shall be made against payment of the purchase price therefor by the several Underwriters by certified or official bank check or checks drawn in next-day funds, payable to the order of the Company (and the Company agrees not to deposit any such check in the bank on which it is drawn, and not to take any other action with the purpose or effect of receiving immediately available funds, until the business day following the date of its delivery to the Company and in the event of any breach of the foregoing, the Company shall reimburse the Underwriters for the interest lost and any other expenses borne by the Underwriters by reason of such breach), at the offices of Cruttenden Roth Incorporated 18301 Von Karman, Suite 100, Irvine, California or such other place as may be agreed upon by the Representative and the Company, at 7:00 a.m., Los Angeles, California time, (a) on the third (3rd) full business day following the first day that the Shares begin trading, (b) if this Agreement is executed and delivered after 1:30 p.m. Los Angeles, California time, the fourth (4th) full business day following the day that this Agreement is executed and delivered, or (c) at such other time and date not later than seven (7) full business days following the first day that Shares are traded as the Representative, the Company and legal counsel for the Representative and the Company may determine (or at such time and date to which payment and delivery shall have been postponed pursuant to Section 10 hereof), such time and date of payment and delivery being herein called the "Closing Date"; provided, however, that if the Company has not made available to the Representative a copy of the Prospectus within the time provided in
Section 4(d) hereof, the Representative may, in its sole discretion, postpone the Closing Date until no later than two (2) full business days following delivery of copies of the Prospectus to the Representative. The Shares will begin trading on the day the Registration Statement is declared effective by the Commission, or if the Registration Statement is declared effective after the close of trading, then on the next trading day. The certificates evidencing the Firm Shares to be so delivered will be made available to you at such office or such other location including, without limitation, New York City, as you may reasonably request for checking at least one (1) full business day prior to the Closing Date and will be in such names and denominations as you may request, such request to be made at least two (2) full business days prior to the Closing Date. If the Representative so elects, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representative.

             It is understood that you, individually, and not as the Representative of the several Underwriters, may (but shall not be obligated to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose check or checks shall not have been received by you prior to the Closing Date for the Firm Shares to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

             After the Registration Statement becomes effective, the several Underwriters intend to make an initial public offering (as such term is described in Section 11 hereof) of the Firm Shares at an initial public offering price of $___________ per share.

             The information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), on the inside front cover page (concerning stabilization, passive market marking, penalty bids, purchases to cover short positions and over-allotment by the Underwriters), and under the caption "Underwriting", in any Preliminary Prospectus and in the final form of the Prospectus filed pursuant to Rule 424(b), constitutes the only information furnished by the Underwriters to the Company for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement, and you, on behalf of the respective Underwriters, represent and warrant to the Company that the statements made therein do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4. FURTHER AGREEMENTS OF THE COMPANY. The Company further agrees with the several Underwriters that:

             (a) The Company will use reasonable efforts to cause the Registration Statement and any amendments thereto, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective as promptly as possible; it will notify you, promptly after it shall receive notice thereof, of the times when the Registration Statement or any subsequent amendments to the Registration Statement have become effective or any supplement to the Prospectus has been filed; if the Company omitted information from the Registration Statement at the time it was originally declared effective in reliance upon Rule 430A(a) of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus contains such information and has been filed, within the time period prescribed, with the Commission pursuant to subparagraph (1) or (4) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to the Registration Statement as originally declared effective by the Commission; if for any reason the filing of the final form of Prospectus is required under Rule 424(b)(3) of the Rules and Regulations, it will provide evidence satisfactory to you that the Prospectus contains such information and has been filed with the Commission within the time period prescribed; it will notify you promptly of any request by the Commission for the amendment or supplementation of the Registration Statement or the Prospectus or for additional information; promptly upon your request, it will prepare and file with the Commission any amendments or supplements to the Registration Statement or the Prospectus that, in the opinion of counsel for the several Underwriters ("Underwriters' Counsel"), may be necessary or advisable in connection with the distribution of the Shares by the Underwriters; it will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendments or supplements to the Registration Statement or the Prospectus that may be necessary to correct any statements or omissions, if, at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Shares as then in effect would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; in case any Underwriter is required to deliver a prospectus nine (9) months or more after the applicable effective date of the Registration Statement in connection with the sale of the Shares, it will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of
Section 10(a)(3) of the 1933 Act; and it will file no amendment or supplement to the Registration Statement or the Prospectus that shall not previously have been submitted to you a reasonable time prior to the proposed filing thereof or to which you shall reasonably object in writing, subject, however, to compliance with the 1933 Act and the Rules and Regulations of the Commission thereunder and the provisions of this Agreement.

             (b) The Company will advise you, promptly after it shall receive notice or obtain knowledge, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if any such stop order should be issued.

             (c) The Company will use reasonable efforts to qualify the Shares for offer and sale under the securities laws of such states and jurisdictions as you may designate and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Shares, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any state or jurisdiction in which it is not otherwise required to be so qualified or to so execute a general consent to service of process. In each state or jurisdiction in which the Shares shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be reasonably required by the laws of such state or jurisdiction.

             (d) The Company will furnish to you, as soon as available, and, in the case of the Prospectus and any term sheet or abbreviated term sheet under Rule 434, in no event later than the first (1st) full business day following the first day that Shares are traded, copies of the Registration Statement (two of which will be signed and will include all exhibits), each Preliminary Prospectus, the Prospectus and any amendments or supplements to such documents, including any prospectus prepared to permit compliance with Section 10(a)(3) of the Act, all in such quantities as you may from time to time reasonably request. Notwithstanding the foregoing, if Cruttenden Roth Incorporated, on behalf of the several Underwriters, shall agree to the utilization of Rule 434, the Company shall provide to you copies of a Preliminary Prospectus updated in all respects through the date specified by you in such quantities as you may from time to time reasonably request.

             (e) The Company will make generally available to its security holders as soon as practicable, but in any event not later than the forty-fifth day following the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement (which will be in reasonable detail but need not be audited) complying with the provisions of Section 11(a) of the 1933 Act and covering a twelve (12) month period beginning after the effective date of the Registration Statement.

             (f) During a period of five (5) years after the date hereof and for so long as the Company is subject to Section 13 or Section 15 of the 1934 Act, the Company will furnish to its stockholders as soon as practicable after the end of each respective fiscal year, annual reports (including financial statements audited by an independent certified public accountant) and unaudited quarterly reports of operations for each of the first three (3) quarters of the fiscal year, and will furnish to you and the other several Underwriters hereunder, upon request (i) concurrently with furnishing such reports to its stockholders, statements of operations of the Company for each of the first three (3) quarters of the fiscal year in the form furnished to the Company's stockholders, (ii) concurrently with furnishing to its stockholders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, stockholders' equity, and cash flows of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of the independent certified public accountant, (iii) as soon as they are available, copies of all reports (financial or otherwise) mailed to stockholders, (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the NASD, (v) every material press release and every material news item or article related to the Company or its affairs that was generally released to stockholders or prepared by the Company, and (vi) any additional information of a public nature concerning the Company or its business that you may reasonably request. During such five (5) year period, if the Company shall have active subsidiaries, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and shall be accompanied by similar financial statements for any significant subsidiary that is not so consolidated.

             (g) The Company will apply the net proceeds from the sale of the Shares being sold by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

             (h) The Company will maintain a transfer agent and, if necessary under the state or jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

             (i) If the transactions contemplated hereby are not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed hereunder or to fulfill any condition of the Underwriters' obligations hereunder, or if the Company shall terminate this Agreement pursuant to Section 11(a) hereof, or if the Underwriters shall terminate this Agreement pursuant to Section 11(b)(i) hereof, the Company will reimburse the several Underwriters for all out-of-pocket expenses (including fees and disbursements of Underwriters' Counsel), but not to exceed an aggregate of $30,000, incurred by the Underwriters in investigating or preparing to market or marketing the Shares and shall pay all state securities or "blue sky" filing fees and expenses (including "blue sky" legal fees) not to exceed an aggregate of $15,000 and, to the extent any advances to the Underwriters exceed such expenses, the Underwriter shall return such excess to the Company.

             (j) If at any time during the sixty (60) day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, if reasonably requested by you, forthwith prepare, and, if permitted by law, disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

             (k) During the Lock-up Period, the Company will not, without the prior written consent of Cruttenden Roth Incorporated, effect the Disposition of, directly or indirectly, any Securities other than (i) the sale of the Firm Shares and the Option Shares hereunder, (ii) the Company's issuance of options or Common Stock under the Company's presently authorized stock option plans or restricted stock plans (collectively, the "Option Plans"), and (iii) any securities issued in connection with acquisitions.

         5.  EXPENSES.

             (a) The Company agrees with each Underwriter that:

                 (i) The Company will pay and bear all costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including financial statements, schedules and exhibits thereto), Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto; the printing of this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, the Preliminary "Blue Sky" Survey and any Supplemental "Blue Sky" Survey, the Underwriters' Questionnaire and Power of Attorney, and any instruments related to any of the foregoing; the issuance and delivery of the Shares hereunder to the several Underwriters, including transfer taxes, if any, the cost of all certificates evidencing the Shares and transfer agents' and registrars' fees; the fees and disbursements of counsel and accountants for the Company; all fees and other charges of the Company's independent certified public accountant; the cost of furnishing to the several Underwriters copies of the Registration Statement (including financial statements and appropriate schedules and exhibits thereto), Preliminary Prospectus and the Prospectus, and any amendments or supplements to any of the foregoing; NASD filing fees and the cost of qualifying the Shares under the laws of such states and jurisdictions as you may designate; all state securities or "blue sky" filing fees and fees and disbursements of Underwriters' Counsel related to such "blue sky" matters up to a maximum of $15,000; the Company's road show costs and expenses, the cost of preparing bound volumes of the documents relating to the public offering of Common Stock contemplated hereby; and all other expenses directly incurred by the Company in connection with the performance of its obligations hereunder.

                 (ii) In addition to its other obligations under Section 5(a)(i) hereof, the Company will pay to you a non-accountable expense allowance equal to three percent (3%) of the gross sales price of the Shares to the public. This non-accountable expense allowance with respect to the Firm Shares shall be paid to you on the Closing Date and the non-accountable expenses with respect to the Option Shares shall be paid to you on the closing of the sale to you of the Option Shares. The Company has previously paid to you a fee of $30,000, which shall be credited to said non-accountable expense allowance.

         6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Shares as provided herein shall be subject to the accuracy, as of the date hereof and the Closing Date and any later date on which Option Shares are to be purchased, as the case may be, of the representations and warranties of the Company and the performance by the Company of its obligations hereunder and to the following additional conditions:

             (a) The Registration Statement shall have become effective not later than 2:00 p.m., Los Angeles, California time, on the day following the date of this Agreement, or such later date as shall be consented to in writing by you; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request by the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of Underwriters' Counsel.

             (b) All corporate proceedings and other legal matters in connection with this Agreement, the form of the Registration Statement and the Prospectus, and the registration, authorization, issuance, sale and delivery of the Shares, shall have been reasonably satisfactory to Underwriters' Counsel, and Underwriters' Counsel shall have been furnished with such documents and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section 6.

             (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have been any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company from that set forth in the Registration Statement or the Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus.

             (d) You shall have received on the Closing Date and on any later date on which Option Shares are purchased, as the case may be, the following opinion of Berliner Zisser Walter & Gallegos, P.C., counsel for the Company, dated the Closing Date or such later date on which Option Shares are purchased, addressed to the Underwriters (and stating that it may be relied upon by LeBoeuf, Lamb, Greene & MacRae, L.L.P., Underwriters' Counsel, in rendering its opinion pursuant to Section 6(e) of this Agreement) and with reproduced copies or signed counterparts thereof for each of the Underwriters, to the effect that:

                 (i) The Company is a corporation in good standing under the laws of the jurisdiction of its incorporation and the Company has validly been reincorporated in the State of Delaware;

                 (ii) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

                 (iii) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the ownership or leasing of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company taken as a whole. To such counsel's knowledge, the Prospectus accurately describes any corporation, association or other entity owned or controlled, directly or indirectly, by the Company;

                 (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein, the issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, and, to such counsel's knowledge, have not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right;

                 (v) The Firm Shares and the Option Shares, as the case may be, to be issued by the Company pursuant to the terms of this Agreement each have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms hereof, will be duly and validly issued and fully paid and nonassessable, and, to such counsel's knowledge, will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of the stockholders;

                 (vi) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver to the Underwriters the Shares to be issued and sold by it hereunder;

                 (vii) The Company has the corporate power and authority to enter into the Representative's Warrant Agreement and to issue, sell and deliver to the Representative the Representative's Warrants to be issued and sold by it thereunder;

                 (viii) Each of this Agreement and the Representative's Warrant Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by you, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except insofar as indemnification provisions may be limited by applicable law and to which counsel need not express any opinion and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles;

                 (ix) The Registration Statement has become effective under the 1933 Act and, to such counsel's knowledge, no stop orders suspending the effectiveness of the Registration Statement have been issued and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act;

                 (x) The Registration Statement and the Prospectus and each amendment or supplement thereto (other than the financial statements (including supporting schedules) and financial and statistical data included in the Registration Statement, as to which such counsel need express no opinion), as of its effective date, and with respect to the Prospectus as of ________, 1998, complied as to form in all material respects with the requirements of the 1933 Act and the applicable Rules and Regulations;

                 (xi)     The information in the Prospectus under the captions
             (a) "Management", "Description of Securities" and "Shares Eligible For Future Sale," to the extent that the same constitutes a matter of law or a legal conclusion, has been reviewed by such counsel and is a fair summary of such matters and conclusions, and (b) "Business," to the extent that it reflects matters of law or summaries of laws or regulations, is correct in all material respects (provided that such counsel need not express any opinion as to its completeness);

                 (xii) The form of certificate evidencing the Common Stock and filed as an exhibit to the Registration Statement complies with Delaware law;

                 (xiii) The descriptions in the Registration Statement and the Prospectus of the Certificate of Incorporation and Bylaws of the Company and of any applicable statutes are accurate and fairly present the information required to be presented by the 1933 Act and the applicable Rules and Regulations (provided that such counsel need not express any opinion as to its completeness);

                 (xiv) To such counsel's knowledge, there are no agreements, contracts, leases or documents to which the Company is a party of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or referred to in this Agreement or filed as required;

                 (xv) The performance of this Agreement and the Representative's Warrant Agreement and the consummation of the transactions herein and therein contemplated (other than performance of the Company's indemnification obligations hereunder or under the Representative's Warrant Agreement, concerning which no opinion need be expressed) will not (a) result in any violation of the Company's Certificate of Incorporation or Bylaws or (b) to such counsel's knowledge, result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture agreement, or other agreement or instrument known to such counsel to which the Company is a party or by which its properties or assets are bound, or any applicable statute, law, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or over any of its properties, assets or operations;

                 (xvi) To such counsel's knowledge, no consent, approval, authorization or order of or qualification with any court, government, or regulatory or governmental agency or body having jurisdiction over the Company or over any of its properties, assets or operations is necessary in connection with the consummation by the Company of the transactions contemplated by the Agreement, except such as have been obtained under the 1933 Act or as may be required by the NASD, the National Market System or under any state or other securities or "blue sky" laws, rules or regulations in connection with the purchase and distribution of the Shares by the Underwriters;

                 (xvii) To such counsel's knowledge, there are no legal, regulatory or governmental proceedings pending or threatened against the Company of a character required to be disclosed in the Registration Statement or the Prospectus by the 1933 Act or the Rules and Regulations or by the 1934 Act or the applicable rules and regulations of the Commission thereunder, other than those described therein;

                 (xviii)  The Representative's Warrants have been duly and
             validly authorized by the Company and, upon delivery to you in accordance with the Representative's Warrant Agreement, will be duly issued and legal, valid and binding obligations of the Company;

                 (xix) The Representative's Warrant Stock to be issued by the Company pursuant to the terms of the Representative's Warrant has been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Representative's Warrant Agreement, will be duly and validly issued and fully paid and nonassessable, and, to such counsel's knowledge, will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of the stockholders;

                 (xx) To such counsel's knowledge, no holders of Common Stock or other securities of the Company have registration rights with respect to any securities of the Company; and

                 (xxi) The offer and sale of all outstanding securities of the Company made since its inception as set forth in the Registration Statement were exempt from the registration requirements of the 1933 Act and from the registration or qualification requirements of all relevant state securities or "blue sky" laws, rules and regulations.

                 In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Representative, Underwriters' Counsel and the independent certified public accountant for the Company, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although (except as specifically set forth in paragraphs (x) and (xiii) above) they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel that leads such counsel to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date and on any later date on which Option Shares are to be purchased, the Registration Statement and any amendments or supplements thereto, when such documents became effective or were filed with the Commission (other than the financial statements, including supporting schedules and other financial and statistical data included in the Registration Statement, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or on the Closing Date or any later date on which the Option Shares are to be purchased, as the case may be, the Registration Statement, the Prospectus and any amendment or supplement thereto contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or the State of Delaware upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company, and of government officials, in which case such counsel's opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Representative of the Underwriters, and to Underwriters' Counsel.

             (e) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, an opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. in form and substance reasonably satisfactory to you, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

             (f) You shall have received on the effective date of the Registration Statement and on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, a letter from Cherry, Bekaert & Holland, L.L.P., addressed to the Company and the Underwriters, dated the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, confirming that they are independent certified public accountants with respect to the Company within the meaning of the 1933 Act and the applicable Rules and Regulations and based upon the procedures described in such letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than five (5) business days prior to the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter that are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company from that set forth in the

Registration Statement or the Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. The Original Letter from Cherry, Bekaert & Holland, L.L.P. shall be addressed to or for the use of the Underwriters in form and substance satisfactory to the Underwriters and shall (i) represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the 1933 Act and the applicable Rules and Regulations, (ii) set forth its opinion with respect to its examination of the balance sheets of the Company as of December 31, 1996 and 1997, and the related statements of operations, stockholders' equity, and cash flows for the years then ended and its review of the balance sheet as of March 31, 1998 and the related statements of operations, stockholders' equity and cash flows for the quarter then ended, and (iii) address other matters agreed upon by Cherry, Bekaert & Holland, L.L.P. and you. In addition, you shall have received from Cherry, Bekaert & Holland, L.L.P. a letter addressed to the Company and made available to you for the use of the Underwriters stating that its review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of its examination of the Company's financial statements as of December 31, 1997 and March 31, 1998, did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

             (g) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, a certificate from the Company, dated the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, signed by the President and the Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:

                 (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date or any later date on which Option Shares are to be purchased, as the case may be, and the Company has complied, in all material aspects, with all the agreements and satisfied all the conditions on its part to be performed or satisfied, in all material respects, at or prior to the Closing Date or any later date on which Option Shares are to be purchased, as the case may be;

                 (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are pending or threatened under the 1933 Act;

                 (iii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such officer's certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the 1933 Act and the Rules and Regulations or the 1934 Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the 1933 Act and the Rules and Regulations or the 1934 Act and the applicable rules and regulations of the Commission thereunder, as the case may be, the Registration Statement, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Prospectus, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, since the effective date of the Registration Statement, there has occurred no event that is required to be set forth in an amended or supplemented Prospectus that has not been so set forth;

                 (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (a) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company, (b) any transaction that is material to the Company, except transactions entered into in the ordinary course of its business, (c) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of its business, (d) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company, (e) any dividend or distribution of any kind or nature declared, paid or made on the capital stock of the Company (other than the distributions made to the Existing Common Stockholders (as that term is defined in the Prospectus), as disclosed under "S Corporation Distributions" therein), or (f) any loss or damage (whether or not insured) to the property or assets of the Company that had a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company; and

                 (v) The S Corporation distributions made by the Company as of the date of termination of its S Corporation election shall not exceed or shall not have exceeded the lesser of (a) 50% of the accumulated adjustments account of the Company (after taking into account the distributions made to pay any applicable federal and state income taxes at the highest applicable rates for the tax years ending (i) December 31, 1997, and (ii) with the date of the public offering (that is, the date the Company terminates its S Corporation election)), or (b) $2,000,000.

                 (h) The Company shall have obtained and delivered to you a written agreement from each officer and director of the Company, and each beneficial owner of five percent (5%) or more of the Common Stock immediately after the offering contemplated hereby, prior to the date hereof that such person or entity will not, during the Lock-up Period, effect the Disposition of any Securities owned directly by such person or entity or with respect to which such person or entity has the power of disposition as of the date of this Agreement, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agrees in writing to be bound by this restriction, or (ii) with the prior written consent of Cruttenden Roth Incorporated. The foregoing restriction is expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction that is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than the such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Securities. Furthermore, such person or entity will have also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by such person or entity except in compliance with this restriction.

                 (i) The Company shall have furnished to you such further certificates and documents as you shall request, including, without limitation, certificates of officers of the Company as to the accuracy of the representations and warranties of the Company herein, the performance by the Company of its obligations hereunder, and as to the other conditions concurrent and precedent to the obligations of the Underwriters hereunder.

                 (j) The Representative's Warrant Agreement shall have been entered into by the Company and you, and the Representative's Warrants shall have been issued and sold to you pursuant thereto.

             All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory to Underwriters' Counsel. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall request.

             7.  OPTION SHARES.

             (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters, for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares only, a nontransferable option to purchase up to an aggregate of three hundred thousand (300,000) Option Shares at the purchase price per share for the Firm Shares set forth in Section 3 hereof. Such option may be exercised by the Representative on behalf of the several Underwriters on one (1) or more occasions in whole or in part during the period of forty-five (45) days after the date on which the Firm Shares are initially offered to the public, by giving written notice to the Company. The number of Option Shares to be purchased by each Underwriter upon the exercise of such option shall be the same proportion of the total number of Option Shares to be purchased by the several Underwriters pursuant to the exercise of such option as the number of Firm Shares purchased by such Underwriter (as set forth in Schedule "A" attached hereto) bears to the total number of Firm Shares purchased by the several Underwriters (as set forth in Schedule "A" attached hereto), adjusted by the Representative in such manner as to avoid fractional shares.

                 Delivery of definitive certificates evidencing the Option Shares to be purchased by the several Underwriters pursuant to the exercise of the option granted by this Section 7 shall be made against payment of the purchase price therefor by the several Underwriters by certified or official bank check or checks drawn in next-day funds, payable to the order of the Company (and the Company agrees not to deposit any such check in the bank on which it is drawn until the day following the date of its delivery to the Company). Such delivery and payment shall take place at the offices of Cruttenden Roth Incorporated, 18301 Von Karman, Suite 100, Irvine, California, or at such other place as may be agreed upon between the Representative and the Company (i) on the Closing Date, if written notice of the exercise of such option is received by the Company at least two (2) full business days prior to the Closing Date, or (ii) on a date that shall not be later than the third
(3rd) full business day following the date the Company receives written notice of the exercise of such option, if such notice is received by the Company less than two (2) full business days prior to the Closing Date.

                 The certificates evidencing the Option Shares to be so delivered will be made available to you at such office or such other location as you may reasonably request for inspection at least one (1) full business day prior to the date of payment and delivery and will be in such names and denominations as you may request, such request to be made at least two (2) full business days prior to such date of payment and delivery. If the Representative so elects, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representative.

                 It is understood that you, individually, and not as the Representative of the several Underwriters, may (but shall not be obligated to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose check or checks shall not have been received by you prior to the date of payment and delivery for the Option Shares to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

             (b) Upon exercise of the option provided for in Section 7(a) hereof, the obligations of the several Underwriters to purchase such Option Shares will be subject (as of the date hereof and as of the date of payment and delivery for such Option Shares) to the accuracy of and compliance with the representations, warranties and agreements of the Company herein, to the accuracy of the statements of the Company and officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the condition that all proceedings taken at or prior to the payment date in connection with the sale and transfer of such Option Shares shall be reasonably satisfactory in form and substance to you and to Underwriters' Counsel, and you shall have been furnished with all such documents, instruments, certificates and opinions as you may reasonably request in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any of the covenants or agreements of the Company, or the compliance with any of the conditions herein contained in each case in all material respects.

         8.  INDEMNIFICATION AND CONTRIBUTION.

             (a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject (including, without limitation, in its capacity as an Underwriter within the meaning of Rule 2720 of the Bylaws of the NASD (formerly Schedule E to the NASD Bylaws), under the 1933 Act, the 1934 Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of any representation, warranty, agreement or covenant of the Company herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or in the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and further agrees to reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus or in the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by such Underwriter, directly or through you, specifically for use in the preparation thereof; provided further, however, that the indemnity agreement provided in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person or entity asserting any losses, claims, damages, liabilities or actions based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state therein a material fact purchased Shares, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to such person or entity within the time required by the 1933 Act and the Rules and Regulations, unless such failure is the result of noncompliance by the Company with Section 4(d) hereof.

                 The indemnity agreement in this Section 8(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person or entity, if any, who controls any Underwriter within the meaning of the 1933 Act or the 1934 Act. This indemnity agreement shall be in addition to any liabilities that the Company may otherwise have.

             (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities, joint or several, to which the Company may become subject under the 1933 Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of any representation, warranty, agreement or covenant of such Underwriter contained herein, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or in any amendments or supplements thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or in the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in the case of subparagraphs (ii) and (iii) of this Section 8(b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter, directly or through you, specifically for use in the preparation thereof, and agrees to reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

                 The indemnity agreement in this Section 8(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer of the Company who signed the Registration Statement and each director of the Company and each person or entity, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act. This indemnity agreement shall be in addition to any liabilities each Underwriter may otherwise have.

             (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or in addition to those available to the indemnifying party that pose a conflict of interest for such counsel, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense of such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one (1) separate counsel (together with appropriate local counsel) approved by the indemnifying party representing all the indemnified parties under Section 8(a) or Section 8(b) hereof who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement in writing in advance; provided, however, that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding or action in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such indemnification.

             (d) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Section 8 but in which it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Underwriters severally and not jointly are responsible pro rata for the portion represented by the percentage that the underwriting discount bears to the initial public offering price, and the Company is responsible for the remaining portion; provided, however, that (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The contribution agreement in this Section 8(d) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person or entity, if any, who controls each of the Underwriters or the Company within the meaning of the 1933 Act or the 1934 Act and each officer of the Company who signed the Registration Statement and each director of the Company.

             (e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and the Prospectus as required by the 1933 Act and the 1934 Act. The parties are advised that federal or state public policy, as interpreted by the courts in certain jurisdictions, may be contrary to certain of the provisions of this Section 8, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 8 and further agree not to attempt to assert any such defense.

         9. REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, covenants and agreements of the Company and the Underwriters herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Section 8 hereof, shall remain operative and in full force and effect for a period of the applicable federal and state statutes of limitations regardless of any investigation made by or on behalf of any Underwriter or any control person within the meaning of the 1933 Act or the 1934 Act, or by or on behalf of the Company or any of its officers, directors or control persons within the meaning of the 1933 Act or the 1934 Act, and shall survive the delivery of the Shares to the several Underwriters hereunder and the termination of this Agreement.

         10. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall fail to take up and pay for the number of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder upon tender of such Firm Shares in accordance with the terms hereof, and if the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters so agreed but fails to purchase does not exceed ten percent (10%) of the Firm Shares, the remaining Underwriters shall be obligated, severally in proportion to their respective commitments hereunder, to take up and pay for the Firm Shares of such defaulting Underwriter or Underwriters.

             If any Underwriter or Underwriters so defaults and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but fails to take up and pay for exceeds ten percent (10%) of the Firm Shares, the remaining Underwriters shall have the right, but shall not be obligated, to take up and pay for (in such proportions as may be agreed upon among them) the Firm Shares that the defaulting Underwriter or Underwriters so agreed but fail to purchase. If such remaining Underwriters do not, on the Closing Date, take up and pay for the Firm Shares that the defaulting Underwriter or Underwriters so agreed but fail to purchase, the Closing Date shall be postponed for twenty-four (24) hours to allow the several Underwriters the opportunity of substituting within said twenty-four (24) hours (including non-business hours) another underwriter or underwriters (which may include any non-defaulting Underwriter or Underwriters) reasonably satisfactory to the Company. If no such underwriter or underwriters shall have been substituted as aforesaid by such postponed Closing Date, the Closing Date may, at the option of the Company, be postponed for an additional twenty-four (24) hours, if necessary, to allow the Company the opportunity of finding another underwriter or underwriters, satisfactory to you, to purchase the Firm Shares that the defaulting Underwriter or Underwriters so agreed but failed to purchase. If it shall be arranged for the remaining Underwriters or substituted underwriter or underwriters to take up the Firm Shares of the defaulting Underwriter or Underwriters as provided in this Section 10, (i) the Company shall have the right to postpone the time of delivery for a period of not more than seven (7) full business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus that may thereby be made necessary, and (ii) the respective number of Firm Shares to be purchased by the remaining Underwriters and substituted underwriter or underwriters shall be taken as the basis of their underwriting obligation. If the remaining Underwriters shall not take up and pay for all such Firm Shares so agreed to be purchased by the defaulting Underwriter or Underwriters or substitute another underwriter or underwriters as aforesaid and the Company shall not find or shall not elect to seek another underwriter or underwriters for such Firm Shares as aforesaid, then this Agreement shall terminate.

             In the event of the termination of this Agreement pursuant to the preceding paragraph of this Section 10, the Company shall not be liable to any Underwriter (except as provided in Sections 5 and 8 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the number of Firm Shares agreed by such Underwriter to be purchased hereunder, which Underwriter shall remain liable to the Company and the other Underwriters for damages, if any, resulting from such default) be liable to the Company (except to the extent provided in Sections 5 and 8 hereof).

             The term "Underwriter" as used in this Agreement shall include any person or entity substituted for an Underwriter under this Section 10.

         11. EFFECTIVE DATE OF THIS AGREEMENT; TERMINATION.

             (a) This Agreement shall become effective at the earlier of (i) 6:30 a.m., Los Angeles, California time, on the first full (1st) business day following the effective date of the Registration Statement, or (ii) the time of the initial public offering of any of the Shares by the Underwriters after the Registration Statement becomes effective. The time of the initial public offering shall mean the time of the release by you, for publication, of the first newspaper advertisement relating to the Shares, or the time at which the Shares are first generally offered by the Underwriters to the public by letter, telephone, telegram or telecopy, whichever shall first occur. By giving notice as set forth in
Section 12 hereof before the time this Agreement becomes effective, you, as Representative of the several Underwriters, or the Company, may prevent this Agreement from becoming effective without liability of any party to any other party, except as provided in Sections 4(i), 5 and 8 hereof.

             (b) You, as Representative of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time on or prior to the Closing Date or on or prior to any later date on which Option Shares are to be purchased, as the case may be, (i) if the Company shall have failed, refused or been unable to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled is not fulfilled, including, without limitation, there shall have occurred any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company from that set forth in the Registration Statement or the Prospectus, which, in your sole judgment, is material and adverse to the Company, or (ii) if additional material regulatory or governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange, the American Stock Exchange or in the over- the-counter market by the NASD, or trading in securities generally shall have been suspended on either such exchange or in the over-the-counter market by the NASD, or if a banking moratorium shall have been declared by federal, New York or California authorities, or (iii) if the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as to interfere materially in your reasonable judgment with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or (iv) if there shall have been a material adverse change in the general political, regulatory or economic conditions or financial markets that affects the issuer and materially impairs the investment quality of the Shares and that, in your reasonable judgment, makes it inadvisable or impracticable to proceed with the offer, sale and delivery of the Shares, or (v) if there shall have been an outbreak or escalation of hostilities or of any other insurrection or armed conflict or the declaration by the United States of a national emergency that, in the opinion of the Representative, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. Any termination pursuant to any of subparagraphs (ii) through (v) above shall be without liability of any party to any other party, except as provided in Sections 4(i), 5 and 8 hereof; provided, however, that the Company will reimburse the Representative for a maximum of $30,000 for its out-of-pocket expenses (which $30,000 was paid by the Company upon the execution of the Letter of Intent with the Representative). In the event of termination pursuant to subparagraph (i) above, the Company shall also remain obligated to pay costs and expenses pursuant to Sections 4(i), 5 and 8 hereof (in addition to the out-of-pocket expenses identified in Section 4(i) hereof).

             If you elect to prevent this Agreement from becoming effective or terminate this Agreement as provided in this Section 11, you shall promptly notify the Company by telephone, telecopy or telegram, in each case confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, the Company shall promptly notify you by telephone, telecopy or telegram, in each case promptly confirmed by letter.

         12. NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, hand-delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to you c/o Cruttenden Roth Incorporated, 18301 Von Karman, Suite 100, Irvine, California 92715, telecopier number (714) 852-9603, Attention: Byron C. Roth and Monte Brem; and, if sent to the Company, such notice shall be mailed, hand-delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to 3516 Centre Circle Drive, Fort Mill, South Carolina 29715, telecopier number (803) 548-2207, Attention: Karl F. Brown.

         13. PARTIES. This Agreement shall inure to the benefit of and be binding upon the several Underwriters and the Company and their respective executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than the parties hereto and their respective executors, administrators, successors and assigns, and their control persons within the meaning of the 1933 Act or the 1934 Act, and the officers and directors referred to in Section 8 hereof, any legal or equitable right, remedy or claim in respect of this Agreement or any provisions contained herein, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors and assigns and said control persons and said officers and directors, and for the benefit of no other person or entity. No purchaser of any of the Shares from any Underwriter shall be construed as being a successor or assign of such Underwriter by reason merely of such purchase. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof.

             In all dealings with the Company under this Agreement, you shall act on behalf of each of the several Underwriters, and the Company shall be entitled to act and rely upon any statement, request, notice or agreement made or given by you on behalf of each of the several Underwriters.

         14. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

         15. COUNTERPARTS. This Agreement may be signed in several counterparts, each of which will constitute an original.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

             If the foregoing correctly sets forth the understanding among the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the several Underwriters as provided herein.

                                             Very truly yours,

                                             AMERICAN AIRCARRIERS SUPPORT,
                                             INCORPORATED


                                             By: ----------------------------
                                                 Karl F. Brown
                                                 Its:  President



ACCEPTED AS OF THE DATE FIRST ABOVE WRITTEN:

CRUTTENDEN ROTH INCORPORATED,
on its behalf and on behalf of each of the several
Underwriters named in Schedule "A" attached hereto.



By:
    ----------------------
Name:
     ---------------------
Its:
     ---------------------

LAIDLAW GLOBAL SECURITIES, INC.
on its behalf and on behalf of each of the several
Underwriters named on Schedule "A" attached hereto.


By:
    ----------------------
Name:
     ---------------------
Its:
     ---------------------

                                  SCHEDULE "A"






                                                                              NUMBER OF
                                                                                FIRM
                                                                               SHARES
                                                                                TO BE
UNDERWRITERS                                                                  PURCHASED
------------                                                                  ---------
Cruttenden Roth Incorporated  . . . . . . . . . . . . . . . . . . . . . . .   ________

Laidlaw Global Securities, Inc. . . . . . . . . . . . . . . . . . . . . . .   ________


Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2,000,000
                                                                             =========